CareView Communications, Inc. S-1A

Exhibit 5.1

THE LAW OFFICE OF CARL A. GENERES

May 8, 2013

CareView Communications, Inc.
405 State Highway 121, Suite B-240
Lewisville, Texas 75067

Registration Statement on Form S-1

Gentlemen  and Ladies:

This opinion is furnished to you in connection with your Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of up to 8,720,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), consisting of 6,220,000 shares of Common Stock and 2,500,000 shares of Common Stock issuable upon exercise of outstanding warrants (collectively, the “Shares”) of CareView Communications, Inc., a Nevada corporation (the “Company”), all of which Shares are being registered on behalf of certain stockholders of the Company named in the “Selling Stockholders” table included in the Registration Statement (the “Selling Stockholders”).

I am acting as counsel for the Company in connection with the registration for resale of the Shares. I have examined signed copies of the Registration Statement filed with the Commission. I have also examined and relied upon minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to me by the Company, stock record books of the Company as provided to me by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

My opinion below, insofar as it relates to the Selling Stockholders’ shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

4358 SHADY BEND DRIVE • DALLAS, TEXAS • 75244
PHONE: 214-352-8674 • FAX: 972-715-5700
CGENERES@GENERESLAW.COM, PGENERES@GENERESLAW.COM

May 8, 2013

I assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Texas, the state laws of the State of Nevada and the federal laws of the United States of America.

Based upon and subject to the foregoing, I am of the opinion that:

1.  The 6,220,000 shares of Common Stock described above were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

2.  The 2,500,000 shares of Common Stock issuable upon exercise of the warrants described above, if and when paid for and issued upon exercise of such warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that I are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Carl A. Generes

Carl A. Generes